Exhibit 99.1

Equinix Acquires Additional Silicon Valley Center and Raises 2005 Guidance;
 Conference Call Planned to Discuss Acquisition and Increased Guidance

    FOSTER CITY, Calif.--(BUSINESS WIRE)--June 15, 2005--After opening its third Silicon Valley data center earlier this year, Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that it has acquired a fourth Silicon Valley center. The move will provide Equinix with additional data center space to respond to strong customer demand in one of Equinix's fastest growing markets. Equinix will discuss this expansion and updated guidance for the quarter ending June 30, 2005 and for the year ending December 31, 2005 on an investor conference call set for Thursday, June 16, 2005, at 8:00 a.m. ET (5:00 a.m. PT).
    The new 120,000 square foot Silicon Valley center was acquired through a long-term lease commencing in October 2005. It will add approximately 1,800 cabinets and increase Equinix's Silicon Valley footprint to more than 500,000 square feet. The center will be interconnected to Equinix's three other Silicon Valley centers through redundant dark fiber links managed by Equinix, enabling new customers in each center to have direct access to the more than 50 networks already operating in Equinix's Silicon Valley centers, as if they were in the same location. It will also feature a physical infrastructure that is consistent with Equinix's industry-leading standards for high-performance, security, environmental control and power availability.
    The new center was originally built-out in 2001 at an estimated cost of $80 million. Equinix intends to invest approximately $15.0 million of capital expenditures to upgrade the center to Equinix standards, of which $4.0 to $7.0 million is expected be incurred in 2005. Equinix intends to open the new center for customers in mid-2006.
    With more than 200 network service providers, nine of the top 10 Web properties (according to Nielsen NetRatings) and hundreds of other companies operating within its IBX centers, Equinix's neutral, network-rich IBX centers are widely recognized as the leading hubs for the exchange of core Internet traffic.
    "Our current momentum, expansion opportunities and competitive position are solidifying Equinix's market leadership position," said Peter Van Camp, CEO of Equinix. "We continue to see attractive opportunities to acquire additional centers in our highest growing markets. As we pursue this, the team at Equinix believes it has the opportunity to build an enterprise generating annual revenues of $500 million over time."
    "As a result of our second quarter momentum, we are raising guidance for 2005 and increasing our outlook for second quarter EBITDA results," said Renee Lanam, CFO of Equinix. "The Silicon Valley expansion is included in this increased guidance, while other possible expansions in 2005 are not expected to negatively impact EBITDA guidance."
    Total revenues for 2005 are expected to be in the range of $215.0 to $219.0 million, up from previous expectations of $209.0 to $215.0 million. EBITDA for the year is expected to be between $64.0 and $68.0 million, up from previous expectations of $61.0 to 65.0 million, including $1.0 million of operating costs associated with the Silicon Valley expansion.
    Capital expenditures for 2005 are expected to be in a range of $33.0 to $37.0 million, comprised of approximately $17.0 to $18.0 million of ongoing capital expenditures and approximately $16.0 to $19.0 million of expansion capital expenditures. Free cash flow is expected to exceed $30.0 million.
    Second quarter revenue guidance is projected to be at the high end of the current range of $51.5 to $52.5 million. EBITDA for the quarter is expected to increase to $15.5 to $16.5 million from previous guidance of $14.0 to 15.0 million. Capital expenditures for the quarter are expected to increase by $1.0 million to $10.0 to $11.0 million.
    Equinix will hold a conference call to discuss expansion strategy and increased guidance on Thursday, June 16, 2005, at 8:00 a.m. ET (5:00 a.m. PT). To join the conference call, please dial 1-773-799-3263 and reference the passcode (EQIX). A simultaneous live webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading.
    A replay of the call will be available beginning on Thursday, June 16, 2005 at 7:00 a.m. PT. by dialing 1-203-369-3212. In addition, the webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 15 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as cash gross margins and EBITDA. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the company's current or future operating performance. With respect to cash gross margins and EBITDA, these non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, and, with respect to 2004 results, restructuring charges (there were no such charge in 2005.) Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the company, to better evaluate the company's operating performance and cash spending levels relative to its industry sector and competitor base. When Equinix reports its historical results, it provides a reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure, including cash gross margins and EBITDA. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, which is available on our Web site.

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com
                 or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com